Exhibit 10.44

PROCESSING AND PACKAGING AGREEMENT

THIS AGREEMENT (the “Agreement”) dated as of January 7, 2003, by and between GFA BRANDS, INC., an Ohio corporation, with its principal place of business at 211 Knickerbocker Road, P.O. Box 397, Cresskill, New Jersey, 07626-0397 (the “Company”), and CREATIVE FOODS LLC, a Delaware limited liability company with its principal place of business at 710 North Pearl, Osceola, Arkansas, 72370 (“Co-Packer”).

WITNESSETH:

WHEREAS, Co-Packer operates a food manufacturing plant at Osceola, Arkansas; and

WHEREAS, the Company wishes to engage Co-Packer for the purpose of manufacturing, processing and packaging certain food products for the Company at such plant.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.0	Products and Their Manufacture/Packaging.

1.1 The products to be manufactured, processed and packaged by Co-Packer for the Company hereunder shall be the food products listed on Exhibit A attached hereto and incorporated herein by reference, as may be amended from time to time with the mutual agreement of the parties (collectively, the “Product”). Co-Packer shall manufacture and process the Product in accordance with certain formulas and specifications to be provided by the Company, good manufacturing processes, specifications, information, and finished product standards, all as set forth in Exhibit B attached hereto and incorporated herein by reference. Co-Packer shall at all times comply with and conform its activities hereunder to the provisions of Exhibit B and provide to the Company samples of each production run at no cost to the Company other than the cost of shipment of such samples. The Company may at any time amend Exhibit B by giving thirty (30) days’ prior written notice to Co-Packer of any such amendment. Co-Packer shall package the Product in conformity with the specifications supplied by the Company, which are attached hereto as Exhibit C and incorporated herein by reference. All packaging labels for the Product shall have been approved by the Company prior to use.

1.2 The Company shall give to Co-Packer a rolling six (6) month estimate of its Product needs on the first day of the term hereof and on the first day of each mouth thereafter during the term hereof, in order to assist Co-Packer in establishing a tentative production schedule and to purchase adequate packaging supplies. The Company shall issue orders for a specific Product through written purchase orders as set forth in Exhibit D attached hereto. In all instances, the Company’s liability for Product will be limited to the estimates provided by the Company to Co-Packer and any written purchase orders. The Company’s liability for packaging materials ordered by Co-Packer will be for the estimated volumes for the upcoming six (6) month period, and any packaging materials ordered to meet minimum order quantities.

Co-Packer will advise the Company anytime a minimum packaging supply order exceeds the applicable six (6) month forecasted volume prior to ordering supplies. All orders for Products will be shipped within seven (7) business days of the specified shipment date in each of the Company’s purchase orders. For purposes of this Agreement, business days shall mean Monday through Thursday of each week, unless any of such days are holidays.

1.3 Co-Packer shall maintain and retain accurate records of production and its standard quality control data, as well as all other records required to be kept by applicable local, state or federal law or as may be reasonably requested by the Company. Further, Co-Packer’s quality control department will prepare its standard reports for each production run. Such records shall be available to the Company for audit verification, upon giving reasonable advance notice to Co-Packer and upon signing Co-Packer’s standard Visitor Confidentiality Agreement, during Co-Packer’s regular business hours and shall be retained by Co-Packer for the Company’s use for at least one (1) year after completion of production.

1.4 During the term hereof, the Company shall purchase all of its requirements for the Product from Co-Packer.

1.5 The Company hereby represents and warrants to Co-Packer, that it is the owner of, or is otherwise authorized to use, all formulas, processes, specifications, information, materials, trade secrets, trademarks, logos, and finished product standards furnished by it to Co-Packer pursuant to this Agreement (the “Company Materials”), and that the use by either Co-Packer or the Company of any or all of the Company Materials, pursuant to the terms of this Agreement, will not infringe upon or violate, in any manner or fashion, the rights of any third party, whether located in the United States or any other part of the world. In addition, the Company hereby agrees to indemnify, hold harmless, and defend Co-Packer from and against any and all liabilities, damages, injuries, claims, suits, expenses (including reasonable attorneys’ fees, court costs, and out-of-pocket expenses) resulting from or arising out of Co-Packer’s use of the Company Materials in connection with this Agreement.

1.6 During the term hereof, Co-Packer will maintain an OU rabbinical certification.

2.0	Term and Termination.

2.1 This Agreement shall commence on the date hereof and shall continue for a period of one (1) year, subject to earlier termination pursuant to the provisions of this Section 2.0. The term shall be automatically extended thereafter for additional one (1) year periods, unless either party shall notify the other of its intent not to renew at least one hundred eighty (180) days prior to the end of the initial or any renewed term, as the case may be.

2.2 Each party shall have the right to terminate, without cause, this Agreement at any time in its sole discretion by providing the other party one hundred eighty (180) days’ prior written notice.

2.3 Either party may immediately terminate this Agreement if a Default, as defined below, by the other party has occurred and is continuing by giving written notice thereof to the defaulting party. Except as otherwise specifically provided herein, and subject to the provisions of Section 2.4 hereof, termination of this Agreement shall not relieve the defaulting party of any obligation accruing with respect to this Agreement prior to such termination. The term “Default” shall mean any of the following:

(a) Failure by a party to comply with or to perform any material provision or condition of this Agreement for ten (10) days after receipt of written notice thereof by such party; or

(b) A party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of its creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated; or

(c) Any material warranty made in this Agreement is breached, false, or misleading in any material respect.

Subject to Section 2.5 hereof, in the event of such termination, the non-defaulting party shall be entitled to pursue any remedy provided at law or in equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such Default; provided, further, in the event of a termination of this Agreement by Co-Packer, Co-Packer’s damages shall include, but not be limited to, the Equipment Return Expense, as defined herein.

2.4 Upon termination of this Agreement, all rights, obligations, and causes of action accruing hereunder prior to such termination shall survive and the provisions of this Agreement shall continue to be controlling for the purpose of determining the rights of the parties hereto. The waiver or repeated waiver by either party hereto of any breach of any provision of this Agreement by the other party shall not be deemed a waiver of a fixture breach.

2.5 Notwithstanding anything to the contrary herein, neither party shall be liable to the other party for consequential, exemplary, special, incidental, or punitive damages hereunder.

2.6 The provisions of Sections 2.0, 3.0, 8.0, 9.0, and 10.0 hereof shall survive any termination of this Agreement.

2.7 Upon the expiration or termination hereof, the Company shall, immediately, take delivery of and pay for all Product and raw ingredients and packaging relating to the Product which is in Co-Packer’s inventory and/or which had been ordered by Co-Packer, pursuant to the terms of section 1.2 hereof, prior to the expiration or termination hereof, as the case may be.

3.0	Confidentiality.

3.1 In order for Co-Packer to perform the services provided hereunder, each party must disclose to the other party certain information, including, but not limited to, formulas, processes, specifications, trade secrets, know-how, the Product, customer names, and business data which the disclosing party considers to be proprietary and confidential. The receiving party shall regard as confidential and proprietary all of the information communicated to it by the disclosing party in connection with this Agreement (which information shall at all times be the property of the disclosing party). The receiving party shall not, without the disclosing party’s prior written consent, at any time (a) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (b) disclose any portion of such information to third parties. The receiving party shall promptly upon the expiration or earlier termination of this Agreement return to the disclosing party, without retaining copies thereof, all such information which is in written or tangible form (including, all copies, summaries and notes of the contents thereof), regardless of the party causing the same to be in such form, and destroy all written materials prepared by the receiving party which incorporate or include any such information. The receiving party shall disseminate such information to its employees only on a “need-to-know” basis. The receiving party shall cause each of its employees who has access to such information to comply with the terms and provisions of this Section 3.1 in the same manner as the receiving party is bound hereby, with the receiving party remaining responsible for the actions and disclosures of any such employees. In addition, except as otherwise provided herein, the receiving party shall not, without the disclosing party’s prior written consent, disclose to third parties any information developed for the disclosing party by the receiving party or the nature of and discussions regarding this Agreement. The receiving party agrees that any breach of this Section 3.1 by the receiving party or its employees shall cause irreparable injury to the disclosing party, that the disclosing party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and that the receiving party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

Notwithstanding the foregoing, the receiving party’s obligations pursuant to this Section 3.1 shall not apply to (a) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of the receiving party’s breach of its obligations hereunder, (b) information that was known or otherwise available to the receiving party (as evidenced by the receiving party’s written records) prior to the disclosure by the disclosing party, (c) information disclosed by a third party to the receiving party after the disclosure by the disclosing party, if such third party’s disclosure neither violates any obligation of the third party to the disclosing party nor is a consequence of the receiving party’s breach of its obligations hereunder, or (d) information that the Company authorized in writing for release.

This Agreement is also subject to the confidentiality provisions contained in that certain Confidentiality Agreement between the parties, dated as of June 18, 2002. In the event of any conflict between the terms of this section and the foregoing Confidentiality Agreement, then, in any such event, the terms of this section 3.0 shall govern

4.0	Right of Inspection.

4.1 The Company shall have the right to inspect Co-Packer’s plant and to review Co-Packer’s records pertaining to the Product and services hereunder to the extent necessary to protect its rights under this Agreement and Co-Packer agrees that representatives of the Company shall have access, during Co-Packer’s normal business hours and upon signing

Co-Packer’s standard Visitor’s Confidentiality Agreement, to Co-Packer’s premises for the purpose of inspecting Product prior to delivery thereof to the Company or its customers. If such inspection and/or review by the Company reveals that the processes, procedures, practices or the like used by Co-Packer with respect to its services hereunder fail to conform to Exhibits B and C, Co-Packer shall immediately take appropriate corrective actions (which may include suspension of Co-Packer’s services hereunder), at the Company’s complete direction, until Co-Packer can demonstrate to the Company’s satisfaction that its non-conforming activities have been corrected.

4.2 The Company shall be under no obligation to undertake such inspection and, whether or not the Company inspects the Product or Co-Packer’s facilities, it shall not affect or release Co-Packer from any of the obligations provided herein and none of the obligations of Co- Packer with respect to the Product shall be affected or released by the Company’s (or its customers’) acceptance of delivery of Product or by any inspection thereof or by payment therefor.

4.3 Co-Packer shall notify the Company immediately of any audits which indicate the presence of listeria monocytogenes, salmonella, or E. Coli in the Product. Co-Packer shall also inform the Company immediately of any inquiry, investigation or inspection by any federal, state or local governmental agency from which may arise (a) a request by such governmental agency for a Company product sample or (b) significant adverse findings such as, by the way of example and not by way of limitation, exposed Product near chemicals, or rodent or insect infestation.

4.4 Upon signing Co-Packer’s standard Visitor’s Confidentiality Agreement, the Company may be represented on site by a representative during each production run of Product. The Company’s representative shall have the right to audit Co-Packer’s operation for compliance with all provisions of this Agreement. The representative shall be and remain the employee and authorized agent of the Company, and Co-Packer shall provide the representative with suitable working space at the production facility of Co-Packer. The Company’s representative shall have unrestricted access, at all times, to all portions of the storage, production, and other facilities of Co-Packer which are involved in, committed to, or have an effect on the production of Product hereunder. The parties agree that in case of an emergency affecting the quality of the Product, the Company’s representative shall have free access, upon notice to Co-Packer, to those areas of Co-Packer’s premises concerned with or affecting the manufacturing, processing or packaging of the Product to deal with such emergency.

4.5 Notwithstanding anything to the contrary contained herein, under no circumstances shall the Company’s representatives, agents or contractors have access to Co-Packer’s plant and facilities, unless each such representative, agent, or contractor signs Co-Packer’s standard Visitor’s Confidentiality Agreement.

5.0	Licenses.

This Agreement shall not be construed to be or to contain an express or implied license by the Company to Co-Packer under any patents, patent applications, trademarks, trade names, label design, color combination, insignia or other intellectual properties owned by the Company or its customers. Co-Packer represents, warrants, and agrees that it shall not use packaging supplies that may be provided by the Company except for packing the Product, and that such packaging supplies shall not be sold, assigned, given, transferred to third parties, or otherwise disposed of without the Company’s prior written consent. Notwithstanding anything to the contrary herein, Co-Packer shall be entitled, at all times, during and after the term hereof, to create, develop, produce, manufacture, distribute, and sell, for or to, as the case may be, competitors of the Company products, which are similar to the Product.

6.0	Price and Payment.

6.1 The Company shall pay Co-Packer the prices stated in Exhibit E, attached hereto and incorporated herein by reference, and as may be amended from time to time with the mutual agreement of the parties, for the services being performed pursuant to this Agreement. Such payments shall be made to Co-Packer at the address set forth in the preamble hereof Notwithstanding anything to the contrary herein, to the extent the cost of any ingredients or packaging changes, which is procured by Co-Packer through a vendor specified by the Company, each such change and cost thereof will be, immediately, passed-on by Co-Packer to the Company.

6.2 Delivery of the Product shall be F.O.B. Co-Packer’s plant in Osceola, Arkansas. Co-Packer shall invoice the Company for each shipment, indicating the Product description, Product number and quantities shipped. The invoices should be sent to the Accounts Payable Department of the Company and include a copy of the bill of lading as appropriate. The Company shall make payment within thirty (30) days from the date of Co-Packer’s invoice; provided, however, in the event that any invoice is paid by the Company within ten (10) days of the date of such invoice, the Company shall be entitled to a one percent (1%) discount, in connection with each such invoice paid within ten (10) days of the date thereof. In the event that the parties ship products in conjunction with each other, the cost of each such shipment shall be allocated on a pro-rata basis between the parties based upon the invoices furnished by the trucking line.

7.0	Storage and Shipment.

7.1 Co-Packer agrees to load and ship the Product, F.O.B. Dock, Co-Packer’s plant in Osceola, Arkansas, on such carriers, to such destinations, and in such quantities as may be designated by the Company. The bill of lading should include Product description, Product number, and release order number.

7.2 All Product supplied by Co-Packer to the Company hereunder shall be free of any and all liens, claims, and encumbrances of any kind, other than in favor of Co-Packer, until payment for the Product is received by Co-Packer.

7.3 From time to time, upon each receipt of a written request from the Company, Co-Packer will store the Product in such amounts, for such periods of time and for such storage charges as are mutually agreed-to by the parties, which storage charges shall commence accruing from the thirtieth (30th) day of storage of any Product for the Company; provided, however, after any product has been stored for thirty (30) days, Co-Packer shall invoice the Company for the purchase price of any such Product, and the Company shall pay such purchase price in accordance with the terms of section 6 hereof. Notwithstanding anything to the contrary herein, to the extent that the Company does not take delivery of any Product which has been stored for in excess of six (6) months, Co-Packer shall have no responsibility whatsoever as to whether such Product is fit for human consumption, and the Company shall indemnify, hold harmless, and defend Co-Packer from any and all liabilities arising from the use of any such Product. The foregoing is subject to Co-Packer having sufficient warehouse space to store the Product.

8.0	Warranty and Pure Food Guaranty.

Co-Packer represents and warrants that:

(a) All Product delivered pursuant to this Agreement will be in strict conformity with the specifications set forth in Exhibits B and C and will be merchantable food product suitable for human consumption;

(b) All Product shipped or delivered pursuant hereto, as of the date of such shipment or delivery FOB Co-Packer’s plant, will not be, on such date, (a) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act; (b) an article which may not, under the provisions of sections 404 or 505 of said federal Act, be introduced into interstate commerce; and (c) adulterated or misbranded within the meaning of laws or ordinances of the state or city to which such Product is shipped by Co-Packer, the adulteration and misbranding provisions of which are substantially the same as those found in said federal Act; and

(c) That all Product delivered pursuant to this Agreement will be in compliance with the Federal Consumer Product Safety Act, 15 U.S.C. Section 2051, et seq. and its implementing regulations at 16 C.F.R. Part 1500.

Notwithstanding anything to the contrary herein, the Company shall indemnify, hold harmless, and defend Co-Packer from any liability under the above laws for any type of misbranding which arises from the use of the Company’s labels or labeling prepared based upon the Company’s instructions, or for any liability under such laws for misbranding where the Company insists upon the use of any label after Co-Packer has questioned in writing the use of such label.

9.0	Unacceptable Product.

For purposes of this Section 9.0, “Unacceptable Product” shall mean any one of the following:

(a) At time of delivery, the Product fails to meet the specifications set forth in Exhibit B;

(b) The packaging and/or the Product do not meet the Company’s standards as set forth in Exhibits B and C;

(c) The Product is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act or fails to meet the requirements of Section 8(b) hereof; and/or

(d) The Product fails to meet the warranties of this Agreement with respect thereto.

In the event that the finished Product or any part thereof shall, for any reason, be Unacceptable Product, the Company (or its customers) may refuse to accept delivery thereof and Co-Packer shall not sell or otherwise dispose of the same under the Company’s (or its customers’) name(s) or label(s) without the Company’s prior written consent. If such Unacceptable Product shall have been delivered to the Company or its customers, the Company shall dispose of such Unacceptable Product in a manner as the circumstances may reasonably dictate and Co-Packer shall reimburse the Company for any amount by which the sale or disposal price realized by the Company shall be less than the Company’s cost of the Product plus reasonable expenses for such sale or disposition. In the event Unacceptable Product is determined by the Company to be spoiled through no fault of the Company, or otherwise suitable for disposal only as waste, Co-Packer shall replace all such Unacceptable Product at no cost to the Company and, in addition, reimburse the Company for all reasonable costs of handling and/or disposal of such Product. Subject to Section 8.0 hereof, and notwithstanding any other provision of this Section 9.0, Co-Packer shall not be required to reimburse the Company or any other party for Unacceptable Products or any other costs whatsoever associated or incurred in connection therewith, if the unacceptability resulted from the acts, omissions, or willful misconduct of the Company (or its customers), or any other third party, which is unrelated to and not affiliated with Co-Packer. For the avoidance of doubt, notwithstanding anything to the contrary herein, in the event any Product does not meet or comply with the specifications set forth herein, or is otherwise Unacceptable Product, as a result of the acts, omissions, negligence, or misconduct of any vendor that the Company designated as a vendor that Co-Packer should use in connection with the procurement of any ingredients to be used in connection with manufacturing the Product, then, in any such event, Co-Packer shall not have any liability whatsoever to the Company or its customers for any such Unacceptable Product, and the Company shall indemnify, hold harmless, and defend Co-Packer from any and all liabilities, damages, losses, injuries, claims, suits, and expenses (including attorneys’ fees, court costs, and out-of-pocket expenses) associated with, or arising in connection with, directly or indirectly, the manufacture, shipment, purchase, sale, use, and/or consumption of any such Unacceptable Product.

10.0	Indemnification and Insurance.

10.1 Co-Packer shall indemnify, hold harmless and defend the Company, its employees and agents, from and against any and all liabilities, damages, injuries, claims, suits, expenses (including reasonable attorneys’ fees, court costs and out-of-pocket expenses) (a) brought by a lawful governmental authority against or concerning the Product or any portion thereof; or (b) that may in any way arise from breach of warranty, express or implied, or any tort actions or claims, as to the quality of the Product, or any portion thereof, its merchantability, its fitness for the purpose for which it was sold, or the failure of the Product to maintain its quality standard for the duration of the Product’s shelf life, except for such liabilities, damages, injuries, claims, suits, expenses (including attorneys’ fees, court costs, and out-of-pocket expenses) caused by the acts, omissions, or willful misconduct of the Company, the Company’s employees, the Company’s customers, or third parties which are unrelated to and not affiliated with Co-Packer.

10.2 Co-Packer shall also indemnify, hold harmless and defend the Company, its employees and agents, against any losses or damages to the Product and any the Company property, if any, located in Co-Packer’s plant during the term of this Agreement.

10.3 The Company shall, within ten (10) days after receipt of notice of the initiation of any legal proceedings against the Company, relating to the Product, notify Co-Packer thereof and, if required hereunder, Co-Packer shall indemnify, hold harmless and defend the Company in such proceedings.

10.4 Co-Packer shall maintain, throughout the term of this Agreement, at its expense, with a carrier or carriers reasonably satisfactory to the Company:

(a) Commercial/comprehensive general liability insurance (including product liability and vendor’s liability insurance) in a minimum amount of Two Million Dollars ($2,000,000) combined single limit, for bodily injury (including death resulting therefrom) and property damage, and endorsed to provide contractual liability insurance in the amount specified above, specifically covering Co-Packer’s obligations to indemnify the Company pursuant to this Section 10;

(b) Comprehensive automobile liability coverage for all owned, non-owned and hired vehicles with bodily injury limits of not less than One Million Dollars ($1,000,000) per accident; and

(c) Statutory workers’ compensation coverage meeting all state and local requirements, including coverage for employers’ liability with limits of not less than Five Hundred Thousand Dollars ($500,000), including a waiver of subrogation in favor of the Company.

A certificate of insurance evidencing such coverages shall be delivered to the Company upon the commencement of the term hereof and annually thereafter during any renewal terms. The certificate shall specify that the Company shall be given at least thirty (30) days prior written notice by the insurer(s) in the event of any material modification, cancellation or termination of the coverage. The insurance certificates required under subsections (a) and (b) above shall designate the Company as an additional insured. The insurance must be primary coverage without right of contribution from any other Company insurance. Insurance maintained by the Company is for the exclusive benefit of the Company and will not inure to the benefit of Co-Packer.

11.0	Independent Contractor.

Nothing contained herein shall be deemed or construed to create any partnership or joint venture between the Company and Co-Packer. The operation of any equipment or machinery or devices used by Co-Packer and the employment of labor to manufacture, process, package, pack, code date, stencil, store, assemble, load and deliver the Product shall be the sole responsibility of Co-Packer. All activities by Co-Packer under the terms of this Agreement shall be carried out by Co-Packer as an independent contractor and not as an agent for or employee of the Company. Under no circumstances shall any employee of Co-Packer be deemed or construed to be an employee of the Company. The Company shall not be liable for any injuries or damages incurred by Co-Packer or its agents or employees as a result of its activities in the performance of this Agreement.

12.0	Special Representations and Warranties.

12.1 Co-Packer represents and warrants that it is capable of performing under the terms of this Agreement and that it has or will obtain all necessary equipment and labor to perform the services under this Agreement. In addition, Co-Packer warrants that it has or will duly obtain any and all licenses, permits, and authority necessary or required to perform its obligations under this Agreement; that it is in good standing, to the extent necessary to perform its obligations hereunder, with all governmental bodies or agencies, whether of state, federal or local governments, and that it will take such steps and perform such acts as may be necessary to retain such good standing; that it has full right and authority to enter into this Agreement and to perform all of its obligations hereunder; and that it has performed all acts and taken all steps necessary to authorize the execution of this Agreement.

Notwithstanding anything to the contrary herein, the Company shall be responsible for delivering, in good working order, and furnishing, during the entire term hereof, at its expense, to Co-Packer an ADCO Model 12 WA-70 stainless steel Wrap-Around Sleever (the “Equipment”), which is necessary for Co-Packer to perform its obligations hereunder. During the term hereof; Co-Packer shall maintain, repair, and insure such Equipment, in the amount of U.S. Dollars One Hundred Thousand ($100,000). Such insurance shall name the Company and Co-Packer as coinsureds. Further, to the extent any maintenance or repairs of the Equipment are covered by a warranty thereon, the Company shall make available, at its expense, the full benefits of any such warranty to Co-Packer. Upon the termination or expiration of this Agreement, as the case may be, Co-Packer shall return the foregoing equipment to the Company, at the Company’s expense, which expense shall also include the cost of dismantling the Equipment (collectively, the “Equipment Return Expense”), in the same condition as received, reasonable wear and tear excepted.

12.2 The Company hereby represents and warrants that it has the full right and authority to enter into this Agreement and to perform all of its obligations hereunder; and that it has performed all acts and taken all steps necessary to authorize the execution of this Agreement.

13.0	Force Majeure.

If either party hereto is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, shortages of food ingredients, packaging or transportation, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, or other acts of God, then upon written notice to the other party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability. The disabled party shall make all reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability. If the disability continues for more than ten (10) days after the cessation of the reason for such disability, the non-disabled party shall have the right to terminate this Agreement, and neither party shall thereafter have any further rights or obligations hereunder, except as set forth in Section 2.0. During said period, the non-disabled party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled party hereunder. In no event shall an event of force rnajeure constitute a basis for the Company to delay to cease compliance with its payment obligations hereunder.

14.0	Miscellaneous.

14.1 Co-Packer acknowledges that the services to be rendered by it to the Company are unique and personal. Accordingly, Co-Packer may not assign any of its rights or delegate any of its obligations under this Agreement to another party, including, for example, use of a co-packer, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed, denied, or conditioned. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.2 All notices, reports, and receipts shall be in writing and shall be deemed duly given on (a) the date of personal or courier delivery; (b) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by certified mail, postage pre-paid, return receipt requested; or (c) three (3) business days after the date of deposit in the United States Mail, by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Co-Packer:	Creative Foods LLC
P.O. Box 368 710 North Pearl Osceola, Arkansas 72370
	Attention:	Mr. W. Michael Anderson Executive Vice-President
Telecopier No. 870-563-2223 Telephone No. 800-643-0006

If to the Company:	GFA Brands, Inc. 211 Knickerbocker Road P.O. Box 397 Cresskill, New Jersey 07626-0397

Attention:	Mr. Robert M. Harris President
Telecopier No. 201-568-6374 Telephone No. 201-568-9300

Either party may change its mailing address by written notice to the other party accordance with this Section 14.2.

14.3 This Agreement constitutes the entire Agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and agreements between them relating thereto. No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto.

14.4 The rights and obligations of the parties to this Agreement shall be governed by, interpreted, performed, and enforced in accordance with the substantive laws of the State of Arkansas, without reference to principles of conflict of laws; provided, however, initiation and conduct of any arbitration proceedings hereunder shall be governed in all respects exclusively by the Commercial Arbitration Rules of the American Arbitration Association, and the Federal Arbitration Act, Title IX, United States Code.

14.5 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.6 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the entire Agreement.

14.7 The failure or delay of either party to insist upon the other party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof; or the exercise of any other right, power or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

14.8 The headings in this Agreement are for convenience only, and are not to be construed as part of the Agreement and shall not in any way effect the interpretation of this Agreement.

14.9 It is expressly agreed between the parties hereto that any controversy or claim between them, arising out of or in connection with, or relating to the enforcement, nonenforcement, interpretation, performance, or breach of, any provision of this Agreement shall be settled exclusively by arbitration in the City of Memphis, State of Tennessee, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time any arbitration proceeding is commenced, which Rules are hereby incorporated by reference and made a part of this Agreement. The arbitration shall be conducted before and determined by a panel of three arbitrators, who shall be appointed by the American Arbitration Association in accordance with said Commercial Arbitration Rules. The arbitration award issued by the arbitrators shall be final and binding on both parties and judgment upon such arbitration award may be entered in any court having jurisdiction.

Either party may, without inconsistency with the foregoing agreement to arbitrate, seek from any court of competent jurisdiction any interim or provisional relief or remedy (including injunctive relief) which may be necessary to protect its property or rights pending the establishment of the arbitration panel or its determination of the merits of the controversy.

IN WITNESS WIIEREOF, the parties have duly executed this Agreement as of the date first above written by their respective authorized representatives.

GFA BRANDS, INC.		CREATIVE FOODS LLC By: Osceola Foods, Inc., its sole manager

By:	/s/ Peter L. Dray	By:	/s/ W.M. Anderson
Name:	Peter L. Dray	Name:	W.M. Anderson
Title:	Vice President	Title:	Executive Vice President

EXHIBIT A

Food Products

12/8oz. Smart Balance Plus

12/8oz. Natucol Buttery Spread

EXHIBIT B

Food Product Specifications

See attached

Certain portions hereof denoted with “[***]” have been omitted pursuant to a request for confidential treatment. An unredacted copy hereof has been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

QC RANGES FOR EARTH BALANCE NATUCOLTM SPREAD

% Moisture, product:	Target ***%; Range ***% - ***%.

% Salt, product	Target ***%; Range ***-*** %.

% Moisture, milk	Target ***%; Range ***-***%

% Salt, milk	Target ***%; range. ***-***% Salt.

pH:	Range ** in Aqueous Phase

Palm Blend P

	PV upon receipt	<*** meq/kg

	IV	****

	FFA	≤***%

	moisture	≤***%

	appearance	clear when melted

Finished Product Microbiological Tests

Coliform/gram	*** max

Yeast/gram	*** max

Mold/gram	*** max

Cup Weight:             Target, ***g; Range ***g to ***g (***-*** lb)

GFA Brands, Inc. Revised August 22, 2002	Prepared for Creative Foods, Osceola AR

Certain portions hereof denoted with “[***]” have been omitted pursuant to a request for confidential treatment. An unredacted copy hereof has been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

QC RANGES FOR SMART-BALANCETM PLUS SOFT SPREAD

% Moisture, product.	Target ***%; Range ***% - ***%.

% Salt, product	Target ***%; Range: ***% - ***%

% Moisture, milk	Target ***%; Range *** - ***%

% Salt, milk	Target ***%; Range ***-***%.

pH	Range *** in Aqueous Phase

Palm Blend P:

PV upon receipt	*** meq/kg

IV	***

FFA	≤***%

Moisture	≤***%

appearance	clear when melted

Finished Product Microbiological Tests

Coliform/gram	*** max

Yeast/gram	*** max

Mold/gram	*** max

Cup Weight                     Target, *** g; Range *** g to *** g (**** – **** lb)

GFA Brands, Inc. Revised August 22, 2002	Prepared for Creative Foods, Osceola AR

Certain portions hereof denoted with “[***]” have been omitted pursuant to a request for confidential treatment. An unredacted copy hereof has been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

PROPRIETARY & CONFIDENTIAL

Product Name:	Palm Blend P
Product Number:	4378
Formula:	*****
Effective:	10/11/02

Description: A proprietary blend of palm, soybean and canola oils suitable for manufacture of tub type spreads.

Ingredient Line: Palm, soybean and canola oils

Analytical

Color, Lovibond	*** – *** MAX
Free Fatty Acids, %	*** MAX
Peroxide Value, MEQ/KG as delivered	*** MAX
Moisture, %	*** MAX
Iodine Value	*** – ***
Trans Acids, %	*** MAX

Packaging

Tank Truck

EXHIBIT C

Packaging Specifications

See attached

Entire page omitted pursuant to a request for confidential treatment and filed separately with the United States Securities and Exchange Commission.

Entire page omitted pursuant to a request for confidential treatment and filed separately with the United States Securities and Exchange Commission.

Entire page omitted pursuant to a request for confidential treatment and filed separately with the United States Securities and Exchange Commission.

EXHIBIT D

Form of Purchase Order

See Attached

* ATTN: REBEL NICHOLS X-523 **

GFA FAX ORDER 10/10/02

ORDER # 34618

PLANT #12 CREATIVE FOODS LLC

G1009

SHIP TO:

SCHREIBER FOODS INC

PO NUMBER:

PRODUCTION ORDER

MISSOURI DISTRIBUTION CTR

SHIP DATE:

10/30/02

#1 CIVIL WAR ROAD

ARRIVAL DATE:

10/31/02

CARTHAGE MO 64836

SHIP VIA:

TRUCK

SHIP INSTRUCTIONS:

CFA 417-358-8055

BEN QUADE.

DO NOT MIX CODES ON PLT.

ITEM #

UPC

QTY

PACK/SIZE

DESCRIPTION

10440

01910

1200

12/8 OZ

EARTH BAL NATUCOL SPREAD 1.0840

10439

01930

6000

12/8 OZ

SMART BALANCE PLUS 1.01500

TOTAL LIKE ITEMS:

2

TOTAL CASES:

7,200

TOTAL WT:

53,280.00 LBS

** TOTAL PAGE.001 **

Certain portions hereof denoted with “[***]” have been omitted pursuant to a request for confidential treatment. An unredacted copy hereof has been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT E

Food Product Prices

Processing Toll of $****/lb over Packaging & Ingredients

Packaging ***% Shrink

Ingredients ***% Shrink until statistical data base established